                     Dated 23rd OCTOBER 1990






                    BANTRY INVESTMENTS LIMITED

                             - and  -


                  TONY STONE ASSOCIATES LIMITED



                   ---------------------------

                            L E A S E
                   relating to Basement, First
                        and Second Floors
                116/134 Bayham Street Camden Town
                            London NW1

                   ---------------------------








                       Leonard Kasler & Co.
                         20-21 Queenhithe
                         London EC4V 3DX
                             Ref: MDB
                        Tel: 071 236-1826
                        Fax: 071 236 3328
                       DX: 42601 Cheapside




                            OIS: 0314b

THIS LEASE is made the twenty-third day of October, 1990

BETWEEN:

1. BANTRY INVESTMENTS LIMITED a Company registered in Gibralter whose registered office is at Librairy Ramp PO Box 104 Gibralter and whose address in the United Kingdom is c/o Fox Associates 1 Bayham Street London NW1 OER ("the Landlord")

2. TONY STONE ASSOCIATES LIMITED a Company registered in England, number 948785 and having its registered office at 28 Finchley Road, St. Johns Wood, London NW1 ("the Tenant")

WITNESSETH as follows:

     IN consideration of the sum of the rent and the Tenant's covenants hereinafter reserved and contained the Landlord HEREBY DEMISES unto the Tenant ALL THOSE the premises ("the Premises") being the Basement, First and Second Floors of the building situate and known as 116/134 Bayham Street Camden Town London NW1 ("the Building") as the same are shown edged in red on the plans ("the Plans") annexed hereto and includes:-

     (i) all doors and windows and window and door frames and the glass (including any plate glass) fitted therein (but excluding the paintwork and decoration of the external surfaces of such doors windows and window frames);

     (ii) one half (severed vertically) of all non-structural partitions separating the Premises from any other part of the Building;

     (iii) all other internal non-structural partitions;

     (iv)  the ceilings and floors;

     (v) the plaster or other finish on all structural walls and ceilings within the Premises;

     (vi) all pipes and sanitary and water apparatus which are within the Premises and serve the Premises alone but excludes:

     (vii) the main structure of the Building including (but not by way of limitation) the roof and the roof joists above the ceilings of premises in the Building the foundations and the exterior and the load bearing columns and walls the main beams decks or girders supporting the floors of the Building of any premises comprised within the Building ("the Main Structure");

     (ii) any pipes and other service conduits in the Premises which serve any other part of the Building.

     2.    RIGHTS

           The Premises are demised together with:-

     2.1 the right of free passage and running of water soil gas electricity and all other services to and from the Premises through any sewers drain pipes wires and channels now or during the period of the term as hereinafter defined running under or through any adjoining or neighbouring premises now or during such period belonging to the Landlord (but not including any right or easement unless the same be expressly herein referred to)

     2.2 the exclusive right to park private motor vehicles in the area shown hatched black on the Plans annexed hereto

     2.3 The full right and liberty for the Tenant and all persons authorized by him (in common with all other persons entitled to the like right) at all times by day or night to go pass and re-pass through and along or use part of the forecourt cross hatched black on the Plans the entrance hall landings and staircases of the Building leading to the Premises and the lifts in the Building and the lavatories and cloakrooms for males and females respectively situated in the common parts of the Building and such other lavatories and cloakrooms as shall hereafter from time to time be allocated at its discretion by the Landlord for use by the Tenant and staff employed at the Premises

     2.4 The right of support and protection now enjoyed by the Premises from the Main Structure and adjacent premises in the Building capable of providing such support and protection any sewers drains pipes wires and channels now or which at any time within such period as aforesaid shall run under or through the Premises and to make connections with such sewers drains pipes wires and channels for the purpose of exercising the said free passage of water soil gas electricity and all other services as aforesaid

     2.5 With the Landlord's prior consent (which shall not be unreasonably withheld) the full right and liberty for the Tenant and his authorised servants agents and workmen at all reasonable times on reasonable notice (except in emergency) to enter into and upon the remainder of the Building as shall be necessary for the purpose of repairing maintaining or altering cleaning renewing or examining the Premises and any part thereof the subject matter of any easements or any other rights set out in this clause 2 and to make or permit any connections and disconnections which may be necesary in relation thereto or for the purpose of carrying out any work which may be necessary for the protection of the Premises PROVIDED that in the exercise of such right the Tenant or such persons exercising such rights shall cause as little inconvenience and interference as is practicable and shall forthwith make good any damage caused thereby.

     3.    EXCEPTIONS AND RESERVATIONS

           There is excepted and reserved from the demise in favour of the Landlord and the Tenants and Occupiers of other portions of the building of which the Premises form part and all other persons entitled thereto the following rights:-

           PASSAGE OF WATER ETC.

     3.1. The free passage and running of water soil gas electricity and all other services for any adjoiniing or neighbouring premises with the Building through any sewers drain pipes wires and channels now or which at any time within such period as aforesaid shall run under or through the Premises and to make connections with such sewers drains pipes wires and channels for the purpose of exercising the said free passage of water soil gas electricity and all other services as aforesaid.

           LIGHT AND AIR

     3.2 All rights of light air and other easements and rights (but without prejudice to those expressly hereinbefore granted to the Tenant) now or hereafter belonging to or enjoyed by any adjacent or neighbouring land or building over or against the Premises

           SUPPORT AND SHELTER

     3.3 The right to support and shelter and all other easements and rights now or hereafter belonging to or enjoyed by the Building other than the Premises and all adjacent or neighbouring land or buildings an interest wherein in possession or reversion is at any time during the term hereby granted vested in the Landlord

     4.    TERM

           The demise is for a term ("the Term") of TWENTY FIVE YEARS from the 23rd day of October 1990

     5.    ENCUMBRANCES

           The demise is subject to the restrictive covenants conditions stipulations exceptions reservations easements and other matters referred to or contained in the entries on the register at H.M. Land Registry of the Landlords title number NGL 468360

     6.    RENTS

     6.1   The Tenant shall yield and pay the following rents namely:-

           6.1.1 For the first six months of the Term the rent of one peppercorn (if demanded) and thereafter for the next four and a half years the yearly rent of TWO HUNDRED AND FOURTEEN THOUSAND FOUR HUNDRED POUNDS (L214,400.00)

           6.1.2 For the next five years of the Term ("the second period") either the yearly rent reserved above or the market rent of the Premises at the commencement of the said period whichever is the higher

          6.1.3 For the next five years of the Term ("the third period") either the yearly rent reserved above or the market rent of the Premises at the commencement of the said period whichever is the higher

          6.1.4 For the next five years of the Term ("the fourth period") either the yearly rent reserved above or the market rent of the Premises at the commencement of the said period whichever is the higher

          6.1.5 For the last five years of the Term ("the last period") either the yearly rent payable hereunder immediately prior to the commencement of the last period or the market rent of the Premises at the commencement of the last period whichever is the higher

     6.2. NO DEDUCTION

          The said rents shall in all cases be paid without any deduction (except for tax authorized by statute to be deducted) by equal quarterly payments in advance on the usual quarter days in every year ("the Rent Payment Days")

     7.   STANDING ORDER

          The Tenant shall give to the Bankers for the time being of the Landlord (as nominated from time to time in writing by the Landlord to the Tenant) a standing order directing such quarterly payments to be made on due date at the Bankers of the Landlord

     8.   FIRST PAYMENT

          The first of such rent payments shall be a proportionate part for the period from the date ("the first Rent Payment Date") six months after the commencement of the Term to the date one day before the next Rent Payment Date thereafter and shall be made on the first Rent Payment Date

     9    INSURANCE PREMIUM

          The Tenant shall also pay by way of further or additional rent an amount equal to a fair proportion (to be determined failing agreement by the Landlord's Surveyor whose determination shall be final and binding on the parties hereto save in case of manifest error) of the yearly sum or sums properly expended by or demanded of the Landlord in insuring the Building and the Landlord's fixtures and fittings therein against loss or damage by fire explosion lightning impact vehicles aircraft (not being hostile aircraft) and articles dropped therefrom flood storm or tempest bursting and overflowing of water tanks apparatus or pipes riot civil commotion malicious damage theft following forcible and violent entry into or exit from the Premises subsidence and accidental damage and against such other risks as the Landlord shall reasonably think necessary ("the Insured Risks") in a sum equal to the full cost of reinstatement (including Architects' and Surveyors' fees demolition and site clearance charges and three years' loss of rent) such amount to be paid by the Tenant within 14 days of demand

     10.  SERVICE CHARGE

     10.1 The Tenant shall also pay by way of further or additional rent due in each year of the term a Service Charge equal to such proportion of the total cost ("the total cost") incurred or estimated by the Landlord in respect of the Services and Expenses specified in the Third Schedule and the cost of the Landlord carrying out its obligations set out herein as the Area of the premises bears to the aggregate Area of all other parts of the Building let or intended to be let by the Landlord where "Area" means the Net Internal Area measured in accordance with the Code of Measuring Practice issued by the Royal Institution of Chartered Surveyors and the Incorporated Society of Valuers and Auctioneers as amended from time to time

     10.2 The Service Charge shall be payable in advance on the usual quarter days. For the period from the date hereof to the 31st day of December 1990 the Tenant shall pay an estimated Service Charge at the rate of L16,000 per annum The first payment (being a proportionate payment) in respect of the period up to the quarter day next following the date hereof shall be made on the execution hereof

     10.3 The said total cost to the Landlord during each financial year of the Landlord shall be certified by a Chartered Accountant appointed by the Landlord and shall contain a fair summary of the items referred to in it and shall include the fees of the Chartered Accountant for such certification and an amount for general management expenses up to 10 per cent of the said total cost if the Landlord shall manage the Building and up to 12.5% maximum thereof plus VAT if the Landlord shall appoint managing agents and the said certificate shall (save in case of manifest error) be conclusive evidence of all matters of fact referred to in it but the Tenant shall be entitled to inspect the audited account on request and be provided with copies of the same

     10.4 For the purpose of assessing payment on account of the Service Charge for each financial year of the Landlord subsequent to the 31st day of December 1990 the Service Charge for such year shall be provisionally based on actual cost of providing the services calculated and certified as aforesaid for the previous financial year of the Landlord and until the actual cost of providing services for such year shall have been certified by the Landlord the Tenant shall continue to make equal quarterly payments in advance on the usual quarter days in every year at the rate based on the last cost certified by the Landlord (or on the aforementioned estimated Service Charge if no certificate shall have been issued by the Landlord)

     10.5 Any under-payment or over-payment in respect of the Service Charge for a particular financial year or lesser period shall be adjusted on the quarter day next following the certification in manner aforesaid of the actual cost to the Landlord of carrying out the said works and providing the said services and facilities during that year or period

     10.6 The Landlord will not charge the Tenant and the Service Charge shall not include any part of the total cost as shall be attributable from time to time from other parts of the Building as shall be designed and available for letting whether let or unlet or which are occupied by the Landlord during the whole or proportionately for any part of the relevant Service Charge year.

     10.7 The Tenant shall also pay by way of Service Charge if requested by the Landlord a reasonable provision (to be determined by the Surveyor acting as an expert and not as an arbitrator) towards the Landlord's anticipated expenditure during the term in respect of:

            10.7.1 periodically recurring items whether recurring at regular or irregular intervals and

            10.7.2 such of the Landlord's obligations as relate to the renewal of replacement of the items referred to

     PROVIDED that:

            10.7.3 such reasonable provision in respect of items in paragraph
                   10.7.2 shall be determined on the assumption that the cost of replacement of such items is calculated on such life expectancy as the Surveyor may reasonably determine (acting as an expert and not as an arbitrator) and that each year the Tenant will be required to pay a rateable proportion towards the anticipated cost of renewal or replacement to the intent that a fund or funds be accumulated sufficient to cover the cost of renewal or replacement by the end of the anticipated life of each such item except that the Tenant shall not be required to make any provision towards expenditure by the Landlord that it is anticipated will be incurred by the Landlord after the expiry of the Term

            10.7.4 nothing in this paragraph shall oblige the Landlord to establish and/or maintain any such fund sufficient in whole or in part to cover such cost of replacement or renewal of any such item

            10.7.5 any expenditure by the Landlord in respect of a recurring item referred to in this schedule or in respect of its obligations in connection with the renewal or replacement of an item referred to where either:

                   10.7.5.1 a fund has been established in connection with such recurring item or the renewal or replacement of that item ("the Specific Fund") or

                   10.7.5:2 a part of a fund ("the General Fund") has been allocated by the Landlord for such recurring item or the renewal of replacement of that item shall first be met out of the Specific Fund or as appropriate out of the General Fund to the extent of the credit allocated for that item by the Landlord in the General Fund

            10.7.6 the certificate referred to in paragraph 10.3 shall indicate whether or not the Landlord has established and is maintaining any fund or funds pursuant to this paragraph and shall provide full details of any such fund or funds

            10.7.7 all sums received by the Landlord pursuant to this
                   paragraph 10.7 shall be credited to an account separate from the Landlord's own money and shall be held by the Landlord upon trust during the period of 80 years from the date of this lease (which shall be the perpetuity period applicable to these provisions) for the persons who from time to time shall be the tenants of the Building to apply the same and any interest accruing for the purposes set out in this paragraph and at the expiry of such period any such sums unexpended shall be paid to the persons who shall then be the tenants of the Building in shares equal to the percentage which the Service Charge payable by each tenant respectively bears to the total of all the Service Charges paid by the tenants of the Building

     11.    FURTHER RENT

            The Tenant shall also pay by way of further or additional rent all sums of money which become payable to the Landlord or its Agents by virtue of any provision of this Lease

     12.  VAT

          All sums payable under or in connection with this Lease in respect of rent or any other monies payable or taxable supplies received by the Tenant shall be deemed to be exclusive of Value Added Tax (or any similar tax which shall replace Value Added Tax) which may be chargeable thereon (but without any obligation upon the Landlord to exercise any election to waive exemption in respect of such tax) and upon the production by the Landlord to the Tenant of an invoice appropriate to that tax the Tenant shall pay and indemnify the Landord in respect of such tax in addition to those sums and the Landlord shall have the same remedies for non-payment of the tax as if the tax were part of the rent or other such moneys or supply

     13.  MARKET RENT

          The said market rent ("the Market Rent") shall be the amount which shall be agreed between the Landlord and the Tenant to be the open market rent for the time being reasonably obtainable as between a willing landlord and a willing tenant in respect of the Premises let as a whole (notwithstanding the provision for underletting herein contained) with vacant possession for a term equal to the residue of the term hereby granted or fifteen years whichever shall be the longer (in both cases commencing on the commencement of the relevant period) without payment of any fine or premium and in all other respects on the terms and conditions of this Lease (including the provision for the review of rent but excluding the amount of rent payable)

     ASSUMPTIONS

     13.1 Upon the suppositions (if not facts):-

          13.1.1 That all parts of the Premises are then ready fit and available for immediate use and occupation and could and would be immediately occupied whether by any willing tenant or under-tenant;

          13.1.2 That the Landlord and the Tenant have complied with all the obligations on the part of the Landlord and the Tenant respectively imposed by these presents (but without prejudice to any rights of either party in regard thereto); and

          13.1.3 That if the Premises or any part thereof or the means of access thereto or any services enjoyed therewith shall have been destroyed or damaged the same had before the relevant period been fully reinstated; and

          13.1.4 That the whole of the Premises are then and will (throughout the term required to be calculated for the purposes of such lease) remain in good and substantial repair and condition fit for immediate occupation and use; and

          13.1.5 That the Premises have been fully fitted out and equipped so as to be ready for immediate occupation and use by such willing tenant for the Assumed Use; and

          13.1.6 That the Premises have and will have throughout the term required to be calculated for the purposes of such lease the benefit of all necessary or appropriate rights easements quasi-rights quasi-easements permissions approvals services facilities or amenities (whether the same be required from the Landlord or from any other person or authority) so as to enable the willing tenant properly and beneficially to occupy use and enjoy the Premises for the Assumed Use;

          13.1.7 That the willing Lessee and its potential assignees or underlessees of the Demised Premises suffer no disadvantage at the relevant review date or at any time during the term arising from an actual or potential election by the Landlord to waive exemption in respect of Value Added Tax
                 (or any similar tax which shall replace Value Added Tax) so far as concerns rent payable or of any taxable supply received by the Tenant under or in connection with this Lease

          13.1.8 That the Landlord is able to and does make full recovery of Value Added Tax paid or payable on payments made by it in connection with this Lease and which the Tenant is obliged to reimburse the Landlord (whether by way of service charge or otherwise) under the terms of this Lease

          13.1.9 That for the purpose of this clause 13 the Assumed Use shall mean as to the First and Second Floors as offices only and as to the Basement as storerooms, dark rooms and studios only.

     DISREGARDS:

     13.2 Taking no account of :-

          13.2.1 Any goodwill attributable to the Premises by reason of any trade or business carried on therein by the Tenant or any permitted Under tenant; and

          13.2.2 Any effect on rent of the fact that the Tenant or any permitted Under tenant has carried out any works to the premises (to which the Landlord shall have given written consent) excluding works carried out pursuant to an obligation to the Landlord; and

          13.2.3    Any effect on rent of the fact that the
                    Tenant or any permitted Under tenant may have been in occupation of the Premises; and

          13.2.4 Any effect on rent of the absence of any rent free period or contribution towards fitting out costs or other inducement which it might then be the practice in the open market to make or allow to tenants on a new letting with vacant possession

          13.2.5    Any diminution of rental value which is
                    attributable to work carried out by or
                    anything done or omitted by the Tenant or any such predecessor in title or other person as aforesaid;

          13.2.6 Any effect on rental value of anything by reason whereof the Premises fail to comply with the lawful requirements of any competent authority in respect of health or safety

          13.2.7 All restrictions whatsoever relating to rent or to security of tenure contained in any Act of Parliament and any directions thereby given relating to any method of determining rent as may be permitted by law

          13.2.8 Any adverse effect upon rent of any temporary works operations or other activities on any adjoining or neighbouring property;


     14.  REFERRAL TO EXPERT

     14.1 If in any circumstances whatsoever the Market Rent shall not have been agreed between the Landlord and the Tenant by the date three months before the commencement ("the Review Date") of any period ("the Review Period") of the Term for which a rent review is stipulated then the question may at any time thereafter at the joint expense of the parties be referred by either party to the decision of a Surveyor ("the Surveyor") practising in or having knowledge of rental values in the area in which the Premises are situate

     14.2 The Surveyor shall be mutually ayreed by the Landlord and the Tenant or in default of agreement to be nominated by the President for the time being of The
          Royal Institution of Chartered Surveyors

     14.3 The Surveyor whether agreed or nominated as aforesaid shall act as an expert and not as an Arbitrator

     14.4 The Surveyor's decision shall be binding on both the Landlord and the Tenant but he shall be required to:-

          14.4.1    Afford the Landlord and the Tenant an
                    opportunity to make written representations to him

          14.4.2    Afford the Landlord and the Tenant an
                    opportunity to comment on any such written representations received by him

          14.4.3    Give written reasons for his decision


     15.  MEMORANDUM

          At the joint expense of the parties a deed of variation recording the Market Rent in the form set out in the First Schedule hereto shall be prepared and completed in duplicate forthwith after the same has been agreed or determined

     16.  LATE REVIEW

     16.1 In the event of the Market Rent not having been agreed or determined prior to any Review Date for any reason whatever then the Tenant shall continue to pay to the Landlord in the manner hereinbefore provided rent ("the Previous Yearly Rent") at the yearly rate payable immediately before such Review Date

     16.2 On the Rent Payment Date immediately following the date on which such agreement or determination shall have been made the Tenant shall pay to the Landlord:-

          16.2.1 the amount whereby the yearly rent agreed or determined as aforesaid shall exceed the Previous Yearly Rent but duly apportioned on a daily basis

          16.2.2 interest on such amount at the rate of Barclays Bank plc base rate from time to time upon each and every quarterly instalment of additional yearly rent which would have fallen due on or after such Review Date if the amount of the additional yearly rent had been ascertained before such Review Date (the amount of such interest being calculated on a day to day basis in respect of each such quarterly instalment of additional yearly rent as aforesaid for the period from the date upon which the relevant instalment would have become payable if ascertained before such Review Date up to and including the date of payment )

     16.3 In the event that such rate shall cease to exist such other comparable rate of interest shall apply as the Landlord and the Tenant may from time to time agree or in default of agreement shall be determined by an Arbitrator appointed on the application of either party by the President for the time being of the Institute of Chartered Accountants in England and Wales in accordance with the Arbitration Acts 1950 to 1979.

     TENANTS COVENANTS

           The Tenant HEREBY COVENANTS with the Landlord as follows:

     17.   TO PAY RENT ETC

     17.1 To pay the rents and Service Charge reserved at the times and in manner aforesaid without any deduction or abatement whatsoever (except as aforesaid)

     17.2 To reimburse to the Landlord on demand any charge to the Landlord by certificated bailiffs in connection with the collection of any of the said rents which are in arrear

     18.   TO PAY RATES ETC

           To pay (or in the absence of direct assessment on the Premises to repay to the Landlord a fair proportion of) all existing and future rates uniform business rate taxes impositions assessments and outgoings payable by law in respect of the Premises whether by the owner or occupier thereof other than any such arising from any transaction or dealing with the Premises by some person other than the Tenant or any person claiming through or under the Tenant including without prejudice to the generality of the foregoing all present and future payments for works under any Act or Acts of Parliament concerning buildings sewerege drainage the public health or any other public or local purposes (except tax authorised by statute to be deducted)

     19.   TO REPAIR

           At all times during the said term to keep the Premises and every part thereof and all additions thereto and the Landlord's fixtures and fittings thereon (but excluding boilers air conditioning plant and units radiators hoists pumps and other apparatus of a like nature) in good and substantial and decorative repair and condition

     20.   TO REPAIR PLANT

     20.1 Without prejudice to the generality of the foregoing paragraph at all times to keep all present and future lifts (the same being hereinafter referred to collectively or individually as "the Lifts") in or about the Premises or the Building in proper repair and in good working order and condition keeping the same free from rust and clean and oiled the presence running and operation thereof not to contravene any other provisions hereof and from time to time to replace renew and reinstate any parts of the Lifts which may become broken lost worn out or unfit for use

     20.2 The Tenant shall enter into a maintenance agreement in respect of the repair maintenance and servicing of the Lifts with a reputable Lift Contractor such agreement and Contractor to be approved by the Landlord such approval not to be unreasonably withheld or delayed and shall pay all sums of money due under such agreement and observe and perform all covenants conditions agreements and obligations contained in such agreement and to procure that the same is kept in force throughout the Term.

     21.   TO PAINT

           To paint with two coats of good quality paint in a proper and workmanlike manner all the internal wood iron and other internal parts of the Premises heretofore or usually painted in every fifth year and in the last year or on sooner determination (howsoever determined) of the said term and after every internal painting to grain polish varnish distemper wash stop whiten and colour all such parts as are usually so treated and to repaper the parts usually papered with suitable paper of good quality PROVIDED THAT any painting in the last year of the Term shall be done in a colour to be approved by the Landlord such approval not to be unreasonably withheld or delayed

     22.   NO ALTERATIONS

     22.1 Not to pull down cut alter or injure any of the main walls foundations footings main timbers or external appearance or floors or ceilings of the Premises or make any additions thereto or suffer any waste spoil or destruction in or upon the Premises nor install a shopfront or shop fittings at the Premises And not to make or suffer to be made any alteration or addition to any non-structural part of the Premises without the previous consent in writing of the Landlord (such consent not to be unreasonably withheld) subject to the proviso that no such consent shall be required in the case of the Tenant installing demountable partitioning in the Premises And to carry out any work to which the Landlord may consent hereunder in a good and workmanlike manner with good and substantial materials and to the satisfaction of the Landlord in accordance with plans elevations sections and specifications previously approved in writing by the Landlord's Architect or Surveyor for the time being and to pay the fees of such Architect or Surveyor in relation thereto And at the expense of the Tenant to remove any such erections additions or alterations made without such previous consent in writing of the Landlord or in respect of which the permission of the appropriate Planning Authority is withdrawn or lapses and at the expense of the Tenant to comply with every order of such authority requiring the removal or demolition of or other work in connection with such erections additions or alterations and such cases the Tenant will at its own expense make good all damage caused by such removal demolition or other work and restore all parts of the Premises affected thereby to a state of good repair and condition PROVIDED THAT if the Landlord so requests to reinstate the Premises at the end of the Term (howsoever determined) and make good any damage caused as a consequence of such reinstatement

     22.2 Not save in accordance with the terms and conditions laid down by the Institution of Electrical Engineers and the regulations of the electricity supply authority to make any alteration or addition to the electrical installation in the Demised Premises and not to connect any apparatus thereto which might endanger or overload such installation and any part thereof

     23.   NO OVERLOADING ENCROACHMENTS ETC.

           Not to overload or do any other thing which may in any manner weaken the structure of the Premises or at any time block up darken obstruct or obscure any external doorway passage windows light grating or opening belonging to the Premises or permit any new window light opening or other encroachment or easement to be made into against or upon the Premises and will at the request and cost of the Landlord adopt such means as may in the reasonable opinion of the Landlord be expedient for preventing any such encroachment or the acquisition of any such easement on or over the Premises

     24.   ENTRY TO ENFORCE REPAIRS

           To permit the Landlord and its agents with or without workmen and others twice a year at reasonable times in the daytime upon not less than 7 days prior notice to enter upon and view the condition and state of repair of the Premises and thereupon the Landlord may serve upon the Tenant notice in writing specifying any repairs and works necessary to be done and for which the Tenant is liable and require the Tenant within three months or sooner if requisite to execute the same and if the Tenant shall not within one month after service of such notice proceed diligently with the execution of such repairs and complete the same within the space of three calendar months from the date of the notice or sooner if requisite then (without prejudice to any other rights of the Landlord under this Lease) in any of such cases to permit the Landlord to enter upon the Premises and execute such repairs and works and the proper and reasonable cost thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable as rent in arrear

     25.  ENTRY FOR REPAIRS

          To permit the Landlord or its agents or workmen and also the Tenants or Occupiers of any adjoining or neighbouring premises at any time during the said term at reasonable hours in the daytime upon reasonable prior appointment (except in case of emergency) to enter upon the Premises for the purpose of executing works to or upon such adjoining or neighbouring premises

     26.  NO ALIENATION OF PART

          Nor to assign charge underlet or part with or share the possession or occupation of part only of the Premises save as hereinafter mentioned

     27.  ASSIGNMENT/CHARGE OF WHOLE

     27.1 Not to assign or charge the Premises as a whole without the previous written consent of the Landlord (such consent not to be unreasonably withheld or delayed)

     27.2 On any assignment of the Premises to procure that the Assignee enters into a covenant with the Landlord throughout the residue of the said term to pay the rents reserved by and perform and observe the covenants on the part of the Tenant contained in this Lease and further if the Landlord shall in its reasonable discretion so require to obtain a reasonably acceptable Guarantor for any assignee or proposed assignee to whom this Lease is about to be assigned who shall covenant with the Landlord in the terms set out in the Second Schedule hereto

     28.  UNDERLETTING

     28.1 Not to underlet or part with or share possession or occupation of the whole of the Premises without the previous consent in writing of the Landlord such consent not to be unreasonably withheld or delayed nor to underlet or part with or share possession of occupation of part of the premises save that the tenant may with previous written consent in writing of the Landlord such consent not to be unreasonably withheld or delayed underlet the whole or any part of each of the first, second and basement floors provided that no more that four underlettings are created

     28.2 Upon the Landlord consenting to an underletting
          (whether immediate or derivate) of the Premises to procure that the underlease or sub-underlease shall:-

          28.2.1 in the case of an underletting of part only of the Premises (as opposed to the whole) exclude by Order of the Court under s.38(4)of
                    Part II of the Landlord and Tenant Act 1954
                    (as amended by the Law of Property Act 1969)
                    Sections 24 and 28 thereof in relation to the said underlease or sub-underlease and that no underlease or sub-underlease shall be created unless such Order of the Court be obtained and unless the aforementioned Sections are excluded

          28.2.2 be made subject to the Tenant's covenants and conditions herein contained so far as the same shall apply to the underlet premises and

          28.2.3    shall contain:

                    28.2.3.1 an absolute covenant on the part of the underlessee or sub-underlessee not to assign or charge part only of the underlet premises or underlet or part with or share the possession or occupation of any part (as opposed to the whole) of the underlet premises

                    28.2.3.2 a qualified covenant on the part of the underlessee or sub-underlessee not without the previous consent in writing of the Landlord for the time being of this present Lease (the grant of which shall be subject to the same provisos as are hereinbefore set forth in this clause) to assign charge underlet share or part with possession or occupation of the underlet premises as a whole

                    28.2.3.3  a covenant that the underlessee or
                              sub-underlessee will cause to be
                              inserted in every sub-underlease whether immediate or derivative covenants on the part of the relevant sub-underlessee corresponding to this covenants in the two preceding sub-clauses

     28.3. Not to grant any underlease or permit any sub-underletting of or Licence to occupy the Premises or any part thereof otherwise than at a rent not less (proportionately) than the rent payable under the terms of these presents (without payment of premium) and upon such terms generally (including provisions as to the periodical review of rent in an upwards direction only and to the then current market rent at intervals and at dates to correspond with the dates for review of the rents hereby reserved and hereinbefore mentioned)

     29.  REGISTRATION

          Within one month of every assignment assent charge transfer underlease or sub-underlease or assignment of underlease or sub-underlease of or relating to the Premises or any part thereof to give notice thereof in writing with particulars thereof to the Solicitors for the time being of the Landlord and produce to them such assignment assent charge transfer underlease or sub-underlease or in the case of devolution of the interest of the Tenant not perfected by an assent within twelve months of the happening thereof to produce to the said Solicitors the Probate of the Will or Letters of Administration under which such devolution arises and to pay them their reasonable registration fee being not less than Twenty Pounds

    30.   FORFEITURE ETC EXPENSES

    30.1 To pay all proper expenses (including Solicitor' costs and Surveyors' fees incurred by the Landlord incidental to or in contemplation of the preparation and service of a notice of proceedings under Sections 146 and 147 of the Law of Property Act 1925 notwithstanding forfeiture is avoided otherwise than by relief granted by the Court or incidental to the preparation and service of a Schedule of Dilapidations at the end of the said term (howsoever determined) and if not paid within seven days of demand such expenses shall be recoverable as if they were rent in arrear

    30.2. In the event of the Tenant committing any breach of any covenant contained in this Lease whether for the payment of rent or otherwise whatsoever or of the Tenant applying to the Landlord for any consent or licence required by the Tenant then if the Landlord shall incur any costs charges and expenses including reasonable and proper Solicitors' costs Architects' fees and Surveyors' charges to indemnify the Landlord in respect thereof and if the same are not paid within seven days of demand they shall be recoverable as if they were rent in arrear

    31.   USER

          Not to use or permit or suffer the Premises to be used for any illegal or immoral purpose or for betting gaming or wagering or for any offensive trade or business or for the sale of alcohol and not to use or permit or suffer to be used the Premises or any part thereof otherwise than as offices and/or studios (which expression "studios" shall for the avoidance of doubt include dark rooms for use in the photographic industry) in accordance with all statutory requirements applicable thereto and the Tenant shall not reside or sleep on the Premises or any part thereof or permit or suffer any person to reside or sleep thereon

     32.  NO NUISANCE REGULATIONS ETC

     32.1 Not to do or permit or suffer anything in or upon the Premises or any part thereof which may be or become a nuisance annoyance or cause damage or inconvenience to the Landlord or the tenants of the Landlord or the tenants or occupiers of other property in the neighbourhood or which may render the Landlord or the Tenant liable to any notice under any Public Health Act for the time being in force or for any purpose or in any way which would constitute a breach of any of the provisions of any private or public Act or Acts of Parliament for the time being in force or any regulations or bye-laws made thereunder or by any competent public or local authority whether affecting the Landlord or any of its present or future property (including the Premises) or which may be in any way calculated to injure any such property or do or suffer any other thing which may make void or voidable any insurance of the Premises and if at any time during the said term anything shall be done upon the Premises which shall cause the premium to be charged by any insurance office to exceed the average current rate for the time being in force to give notice thereof unto the Landlord and also to pay the extra premium so to be charged as aforesaid

     32.2 To observe and perform at all times the regulations set out in the Fourth Schedule hereto or such reasonable revisions amendments and additions thereto made by the Landlord from time to time in accordance with the prior notice in writing which shall be given to the Tenant PROVIDED THAT such regulations shall not conflict with the Tenant's use and occupation of the Premises

     33.  TO KEEP LANDLORD INFORMED

     33.1 Within seven days after the service upon the Tenant of any notice proposal or requirement or order made or served under any statute or statutory regulation or any statutory modification or re-enactment thereof and any regulation made thereunder forthwith to supply a true copy thereof to the Landlord and to join with the Landlord (if the Landlord deems it necessary) in raising any objections to the same and taking such action as may be deemed reasonably appropriate

     33.2 To notify the Landlord immediately in writing of any conviction judgment or finding of any court or tribunal relating to the Tenant (or if the Tenant is a body corporate any director other officer or major shareholder of the Tenant) of such a nature as to be likely to affect the decision of any insurer or underwriter to grant or to continue insurance of any of the Insured Risks

     34.  ADVERTISEMENTS

          Not to affix or exhibit or to permit or suffer to be affixed or exhibited to or upon the external walls windows or other external parts of the Premises or within one metre from any external door window or other opening through which it is visible from outside the Premises any name flag placard sign poster signboard nameplate sunblind or other advertisement whatsoever without the prior consent in writing of the Landlord (such consent not to be unreasonably withheld)

     35.  PLATE GLASS

          To insure and to keep insured the plate glass windows of the Premises against damage or destruction in some insurance office or offices or with underwriters of repute to be directed by the Landlord and to pay all premiums necessary for this purpose within the usual days of grace after the same shall become due and whenever required produce to the Landlord or its agent the policy or several policies of such insurance and the receipts for the current year's premium and in each case of destruction of or damage to the plate glass windows with all convenient speed to expend all moneys received by virtue of such insurance in reinstating the same and to make up any deficiency out of its own money PROVIDED ALWAYS that if the Tenant shall fail to make and maintain any such insurance as aforesaid the Landlord may from time to time at its discretion effect and keep on foot such insurance and the Tenant will on demand repay to the Landlord all sums of money expended by it for that purpose Provided that if the Tenant shall with the Landlord's agreement (such agreement not to be unreasonably withheld) first undertake in writing to the Landlord to carry its own plate glass insurance and the Tenant shall in the event of damage occurring to the plate glass in the Premises forthwith make good all damage which shall occur to such plate glass as aforesaid and shall reinstate the said plate glass on being so damaged with like material to the reasonable satisfaction of the Landlord then the Landlord will not enforce this covenant

     36.  NO AUCTIONS ETC

          Not to hang place deposit or expose outside the Premises any goods articles or thing for sale or otherwise or cause or permit any obstruction to the entrance passages and other common portions of the said building and not to hold or permit to be held any sale by auction on the Premises

     37.  PLANNING

          In relation to the Town and Country Planning Acts 1971 to 1974 and the Town & Country Planning (Amendment) Act 1977 and the Local Government Planning and Land Act 1980 and any existing or future Act or enactment modifying or re-enacting or for similar purposes to the Acts and any rules regulations orders and directions made or given thereunder all of which are hereinafter referred to collectively as "the Planning Acts" (an application for permission consent or approval under such Acts being hereinafter referred to as a "planning application" and "development" having the meaning assigned thereto in Section 22 of the Town and Country Planning Act 1971 or that meaning as it may be amended or re-enacted from time to time or any meaning from time to time substituted for that meanings:-

     37.1 COMPLIANCE At all times during the said term including any statutory continuation thereof to comply with all requirements of or having validity under the Planning Acts and with the conditions of any planning permission relating to the Premises and forthwith upon the receipt of any Notice or Order or any proposal for the same from a Planning Authority or Statutory Authority to give full particulars thereof to the Landlord and if required to produce such Notice Order or proposal to the Landlord and at the request and cost of the Landlord to make or join with the Landlord in making such objections or representations against or in respect of any Notice Order or proposal that the Landlord shall deem expedient

     37.2 NO DEVELOPMENT Not to make any planning application for development or carry out or cause to be carried out any development on the Premises without the prior written contract of the Landlord such consent not to be unreasonably withheld

     37.3 INDEMNITY Except in so far as the Tenant cannot lawfully contract to do so to pay the whole amount of any levy charge or imposition assessed or imposed in respect of any development of the Premises or any permission consent or approval for such development the payment to be so made as to ensure that no part thereof shall become or remain longer than is avoidable recoverable from any person other than the Tenant or charged or chargeable upon any interest in the Premises other than that of the Tenant

     37.4 TO COMPLETE WORKS

          Unless the Landlord otherwise directs in writing to carry out before the end of the tenancy hereby granted (disregarding any statutory continuation thereof) any works required to be carried out to the Premises on or by a date subsequent thereto by reason of any limitation or condition imposed by a planning permission consent or approval implemented by or by a person deriving title through or under or acting on behalf of the Tenant or if the work cannot lawfully be done before the end of the tenancy as aforesaid to pay to the Landlord the estimated cost of carrying it out
          Provided that if application to the Court has been made for a new tenancy under Part II of the Landlord and Tenant Act 1954 this sub-clause shall apply to the date on which the tenancy as continued under the Act comes to an end and to produce to the Landlord or its agent when required in writing to do so all such drawings documents and other evidence that the provisions of this covenant have been complied with as either of them may require

     38.  STATUTORY WORKS

     38.1 To execute all such works relating to the Premises as are or may under or in pursuance of the Offices Shops and Railway Premises Act 1963 the Shops Acts the Factories Acts or any other Act or Acts of Parliament already or hereafter to be passed or under any bye-law regulation or order of any competent authority be directed to be done or required by any County Council or other local or public or Town Planning Authority to be executed at any time during the said term upon or in respect of the Premises whether by the Landlord or Tenant thereof

     38.2 At all times hereafter to indemnify the Landlord from and against all actions proceedings costs losses expenses claims and demands arising out of any failure by the Tenant to observe or perform any of its obligations under these presents in relation to the Planning Acts and non-compliance with all matters referred to in the preceding sub-clause

     39.  REINSTATEMENT

          On the expiration or sooner determination of the said term to carry out all such restoration and/or reinstatement of in or upon the Premises as the Tenant was under obligation to carry out upon or at any time prior to the determination of the said term

     40.  LAST SIX MONTHS

    40.1 To permit the Landlord during the six months immediately preceding the determination of the said term (howsoever determined) to affix and retain without interference upon any part of the Premises but not so as to obscure any windows of the Premises a notice for reletting the same and during the said six months and at any time during the said term in the event of the Landlord wishing to sell or otherwise deal with its reversion to permit persons with written authority from the Landlord or its agents at reasonable times of the day to view the Premises

     40.2 To permit the Landlord or its Surveyors or Agents at any reasonable time or times during ths last six months of the said term to enter the Premises or any part thereof during reasonable hours in the daytime and to take schedules or inventories of the fixtures and things to be yielded up at the expiration or sooner determination of the said term

     41.  YIELD UP

          To yield up the Premises with all Landlord's fixtures and additions thereto and the pipes and water and sanitary apparatus thereof at the determination of the term hereby granted in good and substantial and decorative repair and condition in accordance with the covenants hereinbefore contained

     42.  COSTS

          To pay his own Solicitors costs and disbursements in connection with this Lease it being agreed that each party shall bear their own costs.

     43.  INDEMNITY

          To indemnify and keep indemnified the Landlord from liability in respect of any injury to or the death of any person damage to any property movable or immovable the infringement disturbance or destruction of any right easement or privilege or otherwise by reason of or arising directly or indirectly out of the repair state of repair condition or any alteration to or to the user hereinbefore permitted of the Premises and from all proceedings costs claims and demands of whatsoever nature in respect of any such liability or alleged liability

     44.  RESPONSIBILITY FOR ACTS OF OTHERS

          To be responsible for and to indemnify the Landlord against all damage occasioned to the Premises or any other part of the building of which the Premises form part or any adjacent or neighbouring premises or to any person caused by any act default or negligence of the Tenant or the servants agents licensees or invitees of the Tenant

     45.  COVENANTS

          To observe and perform the restrictive covenants conditions stipulations exceptions reservations easements and other matters referred to or contained in Title number NGL 468360 and to keep the Landlord indemnified against all actions proceedings costs claims and demands in any way relating thereto

     46.  EFFECTS LEFT

          The Tenant hereby irrevocably appoints the Landlord to be the Tenant's agent to store or dispose of any effects left by the Tenant on or about the Premises after the expiry or sooner determination of the term (howsoever determined) on any terms which the Landlord in the Landlords absolute discretion thinks fit without the Landlord being liable to the Tenant save to account for the net proceeds of sale less the cost of storage (if any) and any other expenses reasonably incurred by the Landlord

     47.  LANDLORDS COVENANTS

          THE Landlord HEREBY COVENANTS with the Tenant as follows:

     47.1 QUIET ENJOYMENT

          That the Tenant paying the rent hereby reserved and performing and observing the several covenants on his part herein contained shall peaceably hold and enjoy the Premises during the said term without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord or by title paramount

47.2 INSURANCE

          47.2.1 To insure and keep insured or cause to be insured the Building and the Landlord's fixtures and fittings therein in the name of the Landlord in a sum (including any incidental expenses) not less than the full reinstatement value thereof and the cost of site clearance against losses or damage by the Insured Risks in some insurance office or underwriters of repute and:-

                  (a) to supply a summary of such insurance and evidence of payment of the current premium to the Tenant on request; and

                  (b) to procure that a note of the Tenant's interest is endorsed on the policy; and

                  (c) to procure from the insurer a Notice of Waiver of its right of subrogation against the Tenant; and

                  (d) to notify the Tenant of any alteration or variation in the terms of the insurance cover within seven days of such alteration or variation being effected

          47.2.2. As often as any part of the Building shall be destroyed or damaged by any of the Insured Risks (unless payment of any money payable under any policy of insurance shall be wholly or partially withheld or refused in consequence of any act, neglect or default of the Tenant the Tenants Undertenants or their respective servants agents or licencees) to lay out all monies received in respect of such insurance with all convenient speed in rebuilding repairing or otherwise reinstating the same or in providing such other premises as the Landlord shall reasonably deem appropriate to replace the Building so destroyed or damaged

47.3.     REPAIR AND MAINTENANCE

          47.3.1  To maintain repair and renew

                  (i)    the Main Structure of the Building

                  (ii) the boundary walls and fences (if any) and the gutters and rainwater pipes of the Building

                  (iii) the service conduits serving the Building (other than those within and serving only the Premises)

                  (iv) the entrance halls landings and staircases of the Building

                  (v) the means of access and egress over the carpark and common areas over which the Tenant and other occupiers are granted rights

                  (vi) the fire fighting and alarm apparatus and the fire escapes in the Building

                  (vii) the boilers air conditioning plant and units radiators hoists pumps and other apparatus of a like nature

          47.3.2. To use all reasonable endeavours to enter into and thereafter exercise and enforce the benefit of a Roof Guarantee ("the Guarantee") to be provided by Integrated Polymer Systems Limited ("the Guarantor") a specimen copy of which Guarantee is annexed hereto and to inform the Tenant of the date of installation as referred to in such Guarantee PROVIDED that for so long as the Landlord shall fail to observe this covenant the Tenant shall at no time during the term of the Guarantee be liable to contribute towards the cost of the maintenance repair or renewal of the roof of the Building in so far as any such works are the responsibility of the Guarantor under the Guarantee

          47.3.3 So far as practicable to provide for the lighting of and keeping clean and furnished the common entrance halls landings staircases fire escapes and other common parts of the Building and (as appropriate) the carpark area
          47.3.4 To keep all the outside parts and all the inside parts (except in so far as the same may have been demised) of both the Building and the carpark area painted or otherwise decorated or treated to the extent and in the manner to which or in which such parts were prevlously or usually painted decorated or treated at such intervals as the Landlord reasonably shall determine all such work to be carried out with good quality materials and in a good and workmanlike manner
          47.3.5 To pay all rates (including water rate) taxes assessments and outgoings payable in respect of the Building and othe carpark area save and except other premises comprised therein as shall be designated for letting
          47.3.6 To comply with and ensure due compliance with all fire and other regulations now or hereafter made by any competent authority in relation to the Common Parts and the carpark area

47.4.   SERVICES

        Unless prevent or restricted by any circumstances beyond its control the Landlord will as far as practicable provide the services more particularly referred to in the Third Schedule hereto or procure that the said services are provided

47.5.   ACCESS

        In exercising all rights involving entry to the Premises to cause (and to ensure that those persons exercising such rights on its behalf cause) as little damage as is reasonably practicable to the Premises and as little inconvenience as possible to the occupiers and immediately to make good any damage to the Premises and to the Tenant's fixtures fittings and chattels therein

47.6.   EXTENSION OF THE BUILDING

        The Landlord so as to bind itself and successors-in-title covenants with the Tenant that the Building shall not any time during the term hereby created be extended or altered by the construction or erection of an additional floor on the Building

PROVISOS

        PROVIDED ALWAYS and IT IS HEREBY AGREED as follows:-

48.     FORFEITURE

        It shall be lawful for the Landlord at any time to re-enter upon the Premises or any part thereof in the name of the whole and thereupon this demise shall absolutely determine but without prejudice to any right of action of the Landlord in respect of any breach of the Tenant's covenants herein contained:-

48.1 If the rents hereby reserved or any part thereof shall at any time be unpaid for fourteen days after becoming payable (whether formally demanded or not) or

48.2 if any covenant on the Tenant's part herein contained shall not be performed or observed or
48.3 if the Tenant (being a Company) shall enter into liquidation whether compulsory or voluntary (save for the purpose of reconstruction or amalgamation) or
48.4    if a Receiver or an Administrative Receiver shall be appointed or
48.5 if the Tenant shall change its status from limited to unlimited or vice versa or
48.6 if the Tenant shall make any composition or enter into any arrangement with its creditors or permit any execution to be levied on the Premises or
48.7    if the Tenant (not being a Company) shall become bankrupt

49.     SUSPENSION OF RENT.

        In case the Premises or any part thereof or access thereto shall at any time be destroyed or damaged by any of the Insured Risks so as to be unfit for occupation or use then (unless the insurance policy or policies of the Premises shall have been vitiated and payment of the policy monies avoided either in whole or in part by reason of any act or default of the Tenant or of any occupier of the Premises or the Lessee or Occupier of any other part of the Building of which the premises form part) the rents and service charge hereby reserved or a fair and just proportion thereof according to the nature and extent of the damage sustained shall for a period from the date of such destruction or damage as aforesaid until the Premises shall have been rebuilt and reinstated and made fit for occupation or use be suspended and cease to be payable PROVIDED that if upon expiry of a period of twenty-four months commencing on the date of the damage or destruction the Premises shall not have been rebuilt and reinstated and made fit for occupation or use then the Landlord or the Tenant shall be entitled by giving three months notice in writing to the other to terminate this Lease and upon the expiration of such notice this Lease shall determine and absolutely cease but without prejudice to any rights or remedies that may have accrued to either party against the other in respect of any breach of any of the covenants and conditions contained in this Lease.

          50.     INTEREST

          50.1 If any rent or any other money payable by the Tenant to the Landlord under this Lease shall not be paid on the days upon which it is due the same shall be payable with interest thereon at the rate of Three per centum above the base lending rate of Barclays Bank Plc for the time being in force calculated on a day to day basis from the said day upon which it is due down to the date of payment

          50.2 In the event that such base rate shall cease to exist then such other comparable rate of interest shall apply as the Landlord and the Tenant may from time to time agree or in default of agreement shall be determined by an Arbitrator appointed on the application of either party by the President for the time being of the Institute of Chartered Accountants in England and Wales in accordance with the Arbitration Acts 1950 to 1979.

          51      INHERENT DEFECTS
                  Nothing in this Lease shall be construed as obliging the Tenant to remedy any defect in the Premises or to contribute towards the cost of remedying any defect in the Building which is attributable to defective design defective workmanship or defective supervision of the construction of or the installation of anything in or on the Premises or the Building PROVIDED THAT for the avoidance of doubt and without prejudice to the generality of the foregoing nothing in this Lease shall be construed as obliging the Tenant to remedy or to contribute towards the cost of remedying any damp in the floor or walls to the basement of the Building.

          52.     COMPENSATION
                  Except where any statutory provision prohibits the Tenant's right to compensation being reduced or excluded by agreement the Tenant shall not be entitled to claim from the Landlord on quitting the Premises or any part thereof any compensation under the Landlord and Tenant Act 1954 or any statute modifying or re-enacting the same

          53.     NOTICES
                  Any demand or notice under this Lease shall be made or given in writing by the Landlord or the Landlord's Solicitor or Agent and served upon the Tenant either personally or by post addressed to the Tenant at the address of the Tenant stated in this Lease or at the address or place of business of the Tenant last known to the Landlord or the Premises A demand or notice so addressed and posted shall be deemed to be delivered forty-eight hours after posting and shall be effective notwithstanding that it be returned undelivered and notwithstanding the death of the Tenant

          54.     NO WAIVER
                  The receipt of rent on the part of the Landlord shall not be and shall not be deemed to be a waiver of any of the covenants provisions or conditions herein contained and on the part of the Tenant to be observed and performed

          55.     INTERPRETATION  In this Lease where the context so admits:-

          55.1. Words importing the neuter gender include the masculine and feminine genders;

          55.2. Words importing the singular number only include the plural number and vice versa and where there are two or more persons included in the expressions "the Tenant" "and the Guarantor" respectively covenants expressed to be made by the Tenant and the Guarantor respectively shall be deemed to be made by such persons jointly and severally;

          55.3. The expression "Superior Landlord" shall mean any landlord (other than the Landlord) holding an estate or interest in reversion on the Premises or on the said term whether immediate to the Landlord or otherwise;

          55.4 The expression "the Landlord" shall where the context so admits include the person for the time being entitled to the reversion immediately expectant on the determination of the term hereby created;

          55.5 The expression "the Tenant" shall where the context so admits include its successors in title and permitted assigns;

          55.6. Such of the division walls as divide the Premises from other premises of the Landlord shall be deemed to be party walls or fences and to belong in equal moieties (considered as divided vertically down the middle throughout the whole length) to the property on either side thereof

I N W I T N E S S whereof the parties hereto being Companies have caused their respective Common Seals to be hereunto affixed and the parties hereto being individuals have set their respective hands and seals the day and year first above written

                               THE FIRST SCHEDULE

                    (Deed recording Rent payable on Review)

THIS DEED is made the ___ day of ___________ 19__ BETWEEN ____________ LIMITED whose registered office is at _______________________________________
(hereinafter referred to as "the Landlord") of the first part of

________________________________________________________________________
  (hereinafter referred to as "the Tenant") of the secont part and of

______________________________________________________________________________

(hereinafter referred to as "the Guarantor") of the third part

WHEREAS this Deed is supplemental to a Lease (hereinafter referred to as "the
Lease") dated the         day of         One thousand nine hundred and
and made between the Landlord of the first part the Tenant of the second part and the Guarantor of the third part whereby the premises therein described and shortly known as were demised to the Tenant for a term
of      years from the        day of      One thousand nine hundred and
at an annual rent of            POUNDS SUBJECT TO revision as
provided for in Clause         of the Lease

NOW THIS DEED WITNESSETH as follows :-

1.   PURSUANT to Clause              of the Lease the Landlord and the
     Tenant have agreed that the rent payable by the Tenant from the
     expiration of the               year of the term      created by the
     Lease shall be                 POUNDS per annum in lieu of
     POUNDS per annum

2. THE Guarantor HEREBY AGREES to the revision of the rent pursuant to Clause of the Lease as hereinbefore

                       THE SECOND SCHEDULE

                           (GUARANTEE)


The Guarantor[s] at the request of the Assignee and in consideration of the Licence and consent hereinbefore contained HEREBY [JOINTLY AND SEVERALLY] COVENANT[S] AND GUARANTEE[S] with and to the Landlord in manner following that is to say:-


1. That the Assignee shall at all times during the said term duly pay the respective rents reserved by the Lease at the times and in the matter at and in which the same are thereby reserved and made payable and duly observe and perform all the covenants on the part of the Tenant and the conditions therein contained

2. That the Guarantor[s] will at all times hereafter pay and make good to the Landlord all losses costs damages and expenses occasioned to the Landlord by the non-payment of the said rents or any of them or any part thereof or the breach non-observance or non-performance of any of the said covenants and conditions as aforesaid And further that any neglect or forbearance on the part of the Lease in enforcing or giving time to the Assignee for payment of the said rents or any of them or any part thereof or the observance or performance of any of the said covenants and conditions shall not in any way release the/any Guarantor[s] in respect of his [their] liability under the covenant or guarantee on his part hereinbefore contained

3. That if the Assignee shall be dissolved or (being an individual) shall become bankrupt and the Liquidator or Trustee in Bankruptcy (as the case may be) shall disclaim the Lease and if the Landlord shall within three months after such disclaimer by notice in writing require the Guarantor[s] to accept a Lease of the Demised Premises for a term commensurate with the residue which if there had been no disclaimer would have remained of the term granted by the Lease at the like rents and containing the like covenants conditions and provisions (other than the provisions relating to the Gurantor[s]) in all respects as are reserved by and contained therein (such new Lease and the rights and liabilities thereunder to take effect from the date of such disclaimer as aforesaid) then and in such case the Guarantor[s] shall at his [their] own expense take up such a Lease and deliver a duly executed Counterpart thereof to the Landlord

4. That if the Landlord shall not require the Guarantor[s] to take a Lease of the Demised Premises pursuant to sub-clause (iii) above the Guarantor[s] shall nevertheless upon demand pay to the Landlord a sum equal to the rent that would have been payable under the Lease but for the disclaimer in respect of the period from the date of the said disclaimer until the expiration of three months therefrom or until the Demised Premises shall have been re-let by the Landlord whichever shall first occur

                          THIRD SCHEDULE

                            (SERVICES)

1. Keeping the entrance hall landings passages stairs lifts drains and soil pipes intended for the common use and service of the occupiers of the Building in good tenantable and sufficient repair and condition

2. So far as reasonably practicable keeping the entrance hall landings staircase and passages of the Building clean and properly lit and to cause to be carried out normal cleaning of the common parts of the Building

3.   At all times

     a) Supplying hot water to the wash basins in the lavatories of the Building and

     b) between the 1st day of October in one year and the 30th day of April in the next year or such alterative period as the Landlord may from time to time reasonably deem necessary and/or desirable using its best endeavours to maintain an efficient heating system to the demised premises by means of the existing radiators (if any) and heating plant.

4. Provision maintenance and replacement of fire extinguishing equipment

5.   Provision and replacement of carpets in the common parts of the Building

6. Repair and maintenance of the access road railings gates and parking area yard

7. Decorating the exterior and common parts and washing down and cleaning the exterior stonework and brickwork of the Building

8. Compliance with any Act of Parliament Statutory Instrument Order or Regulation or Local Bye-Law relating to the common parts of the Building

9. Provision of any other service of facility and the making of any other payment which may reasonably be required for the efficient running of the Building and the comfort of the Tenant thereof including the provision of a signwriter for the purpose of displaying in such manner as the Landlord shall consider appropriate the name of the Tenant in the entrance hall

10.  Payment of insurance premiums as required by the Landlord to cover

10.1 the Building Architects' and Surveyors' fees and loss of rent against fire and other risks from time to time insured by the Landlord and/or Superior Landlord

10.2 engineering insurances for lifts boilers and electrical and/or mechanical equipment installed in the Building

10.3      public liability insurance policies

11.       Payment of water rates for the Building

12. Payment of general rates or uniform business rate until such time as the demised premises are separately assessed

                       THE FOURTH SCHEDULE

                  REGULATIONS OF THE BUILDING

1. No tea leaves or other matter or things likely to cause an obstruction or corrosion are to be placed or thrown in or down the waste pipes or W.C lavatory basins or urinals

2. All necessary steps shall be taken to prevent the overflow or waste of hot or cold water

3. The Tenant shall not interfere or permit any interference with the heating appliances and installations apart from the normal switching on or off of the appliances in the demised premises for the comfort of the occupants thereof

4. Apart from any self-operating lifts installed in the Building no person other than the attendant employed for such purpose shall operate the lifts

5. The Tenant shall not in any circumstances overload or permit any overloading or other misuse of any of the lifts in the Building

6. The Tenant shall not obstruct or permit any obstruction of or wedge open the smoke doors in the Building

7. The Tenant shall not obstruct that part of the forecourt shown cross hatched black on the plan



THE COMMON SEAL of BANTRY INVESTMENTS        )

LIMITED was hereunder affixed in             )

the presence of:-                            )


     For and on behalf of E. Watkins Director
     Finsbury Corporate Services Ltd.


Secretary

FINSBURY SECRETARIES LIMITED

     SECRETARIES

Leonard Kasler & Company
20-21 Queenhithe
London EC4V 3DX.
Ref: MDB
Tel: 071 236 1826
Fax: 071 236 3328
DX: 42601 Cheapside
OIS: 0314b